UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2016

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31314	31-1443880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on May 4, 2016, Aéropostale, Inc. (the “Company”) and each of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of  New York (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code.  The Chapter 11 cases are being administered jointly under the caption “In re Aéropostale, Inc., et al.”, Case No. 16-11275 (the “Chapter 11 Cases”).  In connection with the Chapter 11 Cases, the Company, certain Debtors, as guarantors, the lenders party thereto from time to time, and Crystal Financial LLC, as administrative agent and collateral agent, entered into that certain Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of May 4, 2016, as amended from time to time (the “DIP Facility”), which was approved by the Bankruptcy Court in the final DIP order on June 10, 2016 (the “DIP Order”).

On July 1, 2016, the DIP Facility was amended pursuant to the Fourth Amendment to the Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement (the “Fourth Amendment”) to, among other things, amend certain milestone dates with respect to the Chapter 11 Cases consistent with the agreement reflected in the DIP Order.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to Fourth Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Fourth Amendment to the Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of July 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2016

AÉROPOSTALE, INC.

/s/ Marc G. Schuback
	Name:	Marc G. Schuback
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit

10.1	Fourth Amendment to the Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of July 1, 2016.